SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2007

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2007, Intelsat Bermuda, Ltd. (“Intelsat Bermuda”) issued $600 million in aggregate principal amount of Floating Rate Senior Notes due 2015 (the “Refinancing Notes”). The Refinancing Notes bear interest at LIBOR plus 350 basis points (determined in accordance with the Indenture referred to below). The net proceeds from the Refinancing Notes, together with cash on hand, were used to refinance Intelsat Bermuda’s outstanding $600 million senior unsecured credit facility. The Indenture dated as of January 12, 2007 pursuant to which the Refinancing Notes were issued is attached hereto as Exhibit 4.1 and incorporated herein by reference (the “Indenture”).

The Indenture contains covenants which include, among other things: a limitation on Intelsat Bermuda and some of its subsidiaries’ ability to incur or guarantee additional debt or issue disqualified or preferred stock; a limitation on Intelsat Bermuda’s and some of its subsidiaries’ ability to pay dividends, make other equity distributions or repurchase or redeem capital stock; a limitation on Intelsat Bermuda’s and some of its subsidiaries’ ability to make certain investments; a limitation on Intelsat Bermuda’s and some of its subsidiaries’ ability to enter into transactions with affiliates; a limitation on merger, consolidation, amalgamation and sale of assets applicable to Intelsat Bermuda and some of its subsidiaries; and a limitation on Intelsat Bermuda’s and some of its subsidiaries’ ability to incur liens on any of Intelsat Bermuda’s assets securing other indebtedness.

The Indenture also contains events of default with respect to: default in payments of interest after a 30-day grace period or a default in the payment of principal when due; subject to a certain exception, default in the performance of any covenant in the Indenture that continues for more than 60 days after notice of default has been provided to Intelsat Bermuda; failure to make any payment when due, including applicable grace periods, under any indebtedness for money borrowed by Intelsat, Ltd., Intelsat Bermuda or a significant subsidiary thereof having a principal amount in excess of $75 million; the acceleration of the maturity of any indebtedness for money borrowed by Intelsat, Ltd., Intelsat Bermuda or a significant subsidiary thereof having a principal amount in excess of $75 million; failure by Intelsat, Ltd., Intelsat Bermuda or a significant subsidiary to pay final judgments aggregating in excess of $75 million, which judgments are not discharged, waived or stayed for 60 days; and certain events of bankruptcy, insolvency or reorganization of Intelsat, Ltd., Intelsat Bermuda or a significant subsidiary.

The Refinancing Notes are redeemable on the dates, at the redemption prices and in the manner specified in the Indenture.

Intelsat Bermuda agreed pursuant to a registration rights agreement (the “Registration Rights Agreement”) to make an offer to exchange the Refinancing Notes for registered, publicly tradable notes that have substantially identical terms to the Refinancing Notes. The Registration Rights Agreement, dated as of January 12, 2007, is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture for the Floating Rate Senior Notes due 2015, dated as of January 12, 2007, by and among Intelsat (Bermuda), Ltd. as Issuer, Intelsat, Ltd. as Parent Guarantor and Wells Fargo Bank, National Association, as Trustee (including the form of Note).

4.2	Registration Rights Agreement for the Floating Rate Senior Notes due 2015, dated as of January 12, 2007, among Intelsat (Bermuda), Ltd., Intelsat, Ltd. and Deutsche Bank Securities Inc., Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. as Representatives of the Initial Purchasers named therein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2007

INTELSAT, LTD.

By:	/s/ Jeffrey Freimark
Name:	Jeffrey Freimark
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture for the Floating Rate Senior Notes due 2015, dated as of January 12, 2007, by and among Intelsat (Bermuda), Ltd. as Issuer, Intelsat, Ltd. as Parent Guarantor and Wells Fargo Bank, National Association, as Trustee (including the form of Note).

4.2	Registration Rights Agreement for the Floating Rate Senior Notes due 2015, dated as of January 12, 2007, among Intelsat (Bermuda), Ltd., Intelsat, Ltd. and Deutsche Bank Securities Inc., Lehman Brothers Inc., Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. as Representatives of the Initial Purchasers named therein.